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                         Amended By-Laws of RLI Corp.
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                               Table of Contents


                              ARTICLE I:  Offices. . . . . . . . . . . . . .  1
1.1  Registered Office.. . . . . . . . . . . . . . . . . . . . . . . . . . .  1
1.2  Other Offices.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

                     ARTICLE II:  Meetings of Shareholders . . . . . . . . .  1
2.1  Annual Meeting. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
2.2  Special Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
2.3  Place of Meetings.. . . . . . . . . . . . . . . . . . . . . . . . . . .  1
2.4  Notice of Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . .  1
2.5  Shareholder List. . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
2.6  Quorum. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
2.7  Proxies.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
2.8  Voting. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
2.9  Voting of Certain Shares. . . . . . . . . . . . . . . . . . . . . . . .  4
2.10 Action Without Meeting. . . . . . . . . . . . . . . . . . . . . . . . .  4

                            ARTICLE III:  Directors. . . . . . . . . . . . .  5
3.1  Number and Election.. . . . . . . . . . . . . . . . . . . . . . . . . .  5
3.2  Resignations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
3.3  Removal.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
3.4  Vacancies.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
3.5  Management of Affairs of Corporation. . . . . . . . . . . . . . . . . .  6
3.6  Dividends and Reserves. . . . . . . . . . . . . . . . . . . . . . . . .  6
3.7  Regular Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
3.8  Special Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
3.9  Notice of Special Meetings. . . . . . . . . . . . . . . . . . . . . . .  7
3.10 Quorum. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
3.11 Presumption of Assent.. . . . . . . . . . . . . . . . . . . . . . . . .  7
3.12 Action Without Meeting. . . . . . . . . . . . . . . . . . . . . . . . .  8
3.13 Presiding Officer.. . . . . . . . . . . . . . . . . . . . . . . . . . .  8
3.14 Executive Committee.. . . . . . . . . . . . . . . . . . . . . . . . . .  8
3.15 Other Committees. . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
3.16 Quorum and Manner of Acting - Committees. . . . . . . . . . . . . . . .  9
3.17 Committee Chairman, Books and Records.. . . . . . . . . . . . . . . . .  9
3.18  Fees and Compensation of Directors.. . . . . . . . . . . . . . . . . .  9
3.19 Reliance Upon Records.. . . . . . . . . . . . . . . . . . . . . . . . .  9

                             ARTICLE IV:  Notices. . . . . . . . . . . . . . 10
4.1  Manner of Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
4.2  Waiver of Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

                             ARTICLE V:  Officers. . . . . . . . . . . . . . 10
5.1  Office and Official Positions.. . . . . . . . . . . . . . . . . . . . . 11
5.2  Election and Term of Office.. . . . . . . . . . . . . . . . . . . . . . 11
5.3  Removal and Resignation.. . . . . . . . . . . . . . . . . . . . . . . . 11
5.4  Vacancies.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
5.5  President.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
5.6  Vice Presidents.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
5.7  Secretary.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
5.8  Treasurer.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
5.9  Assistant Treasurers and Assistant Secretaries. . . . . . . . . . . . . 14
5.10 Salaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

                            ARTICLE VI:  Divisions     . . . . . . . . . . . 15
6.1  Divisions of the Corporation. . . . . . . . . . . . . . . . . . . . . . 15
6.2  Official Positions Within a Division. . . . . . . . . . . . . . . . . . 15

              ARTICLE VII:  Contracts, Loans, Checks and Deposits. . . . . . 15
7.1  Contracts and Other Instruments.. . . . . . . . . . . . . . . . . . . . 15
7.2  Loans.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
7.3  Checks, Drafts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
7.4  Deposits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

           ARTICLE VIII:  Certificates of Shares and Their Transfer. . . . . 15
8.1  Certificates of Shares. . . . . . . . . . . . . . . . . . . . . . . . . 16
8.2  Lost, Stolen or Destroyed Certificate.. . . . . . . . . . . . . . . . . 16
8.3  Transfers of Shares.. . . . . . . . . . . . . . . . . . . . . . . . . . 16
8.4  Restrictions on Transfer. . . . . . . . . . . . . . . . . . . . . . . . 16
8.5  No Fractional Share Certificates. . . . . . . . . . . . . . . . . . . . 17
8.6  Fixing Record Date. . . . . . . . . . . . . . . . . . . . . . . . . . . 17
8.7  Shareholders of Record. . . . . . . . . . . . . . . . . . . . . . . . . 17

                        ARTICLE IX:  General Provisions. . . . . . . . . . . 17
9.1  Fiscal Year.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
9.2  Seal. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

                          ARTICLE X:  Indemnification. . . . . . . . . . . . 18
10.1 Third Party Action. . . . . . . . . . . . . . . . . . . . . . . . . . . 18
10.2 Corporation Action. . . . . . . . . . . . . . . . . . . . . . . . . . . 18
10.3 Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
10.4 Conditions Precedent. . . . . . . . . . . . . . . . . . . . . . . . . . 19
10.5 Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
10.6 Non-Exclusivity.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
10.7 Insurance.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
10.8 Reporting.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
10.9 Definitions.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

                            ARTICLE XI:  Amendments. . . . . . . . . . . . . 21

                              ARTICLE I:  Offices

1.1 Registered Office. The registered office of RLI Corp. ("Corporation") in the State of Illinois shall be located at 9025 North Lindbergh Drive, Peoria, Illinois 61615. The name of its registered agent is Camille J. Hensey. The registered office and agent may be periodically changed by the Board of Directors.

1.2 Other Offices. The Corporation may also have offices at such other places both within or without the State of Illinois as the Board of Directors may periodically determine or the business of the Corporation may require.

                     ARTICLE II:  Meetings of Shareholders

2.1 Annual Meeting. The annual meeting of the shareholders shall be held at 2:00 P.M. on the first Thursday in May of each year, if not a legal holiday, or, if a legal holiday, then on the next succeeding business day, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day designated for the annual meeting, or at any adjournment thereof, the Board of Directors shall cause such election to be held at a special meeting of shareholders.

2.2 Special Meetings. Any special meeting of the shareholders may be called by the President, by the Board of Directors, or by the holders of not less than one-fifth of the outstanding shares entitled to vote on the matter for which the meeting is called.

2.3 Place of Meetings. Any meeting of the shareholders for the election of directors shall be held at the office of the Corporation in Peoria, Illinois, unless the Board of Directors shall, by resolution, designate any other location, within or without the State of Illinois, as the place of such meeting.

Any meeting of shareholders for any other purpose may be held at such place, within or without the State of Illinois, and at such time as shall be determined pursuant to Section 2.2 Special Meetings.

2.4 Notice of Meetings. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets not less than twenty (20) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at such shareholder's address as it appears on the records of the Corporation, with postage thereon prepaid.

When a meeting is adjourned to another time or place, no notice of the adjourned meeting, other than an announcement at the meeting, need be given unless the adjournment is for more than thirty (30) days or a new record date is fixed for the adjourned meeting after such adjournment.

2.5 Shareholder List. At least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each such shareholder and the number of shares registered in the name of each such shareholder, shall be prepared by the Secretary.

The list shall be open to examination of any shareholder of the Corporation, and to copying at the shareholder's expense, during ordinary business hours, for any purpose germane to the meeting during the ten (10) day period ending on the date of the meeting, at the office of the Corporation in Peoria, Illinois. The list shall be produced and kept at the time and place of meeting during the meeting and be subject to inspection by any shareholder for any purpose germane to the meeting.

2.6 Quorum. Except as otherwise provided by statute, the articles of incorporation or By-Laws, the holders of shares of the Corporation having a majority of the voting power thereof, present in person or represented by proxy, shall be requisite for, and shall constitute, a quorum at all meetings of the shareholders of the Corporation for the transaction of business. If such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting from time to time until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

2.7 Proxies. A shareholder may vote such shareholder's shares in person or may appoint a proxy to vote or otherwise act for such shareholder by signing an appointment form and delivering it to the person so appointed.

No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided in this section. Such revocation may be effected by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is revocable and the appointment is coupled with an interest, as such term is defined by applicable law. A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if the transferee was ignorant of its existence when the shares were acquired and both the existence of the appointment and its irrevocability were not noted conspicuously on the certificate, or information statement for shares without certificates, representing the shares.

The death or incapacity of the shareholder appointing a proxy does not revoke the proxy's authority unless notice of the death or incapacity is received by the officer or agent who maintains the Corporation's share transfer book before the proxy exercises such shareholder's authority under the appointment.

Unless the appointment of a proxy contains an express limitation on the proxy's authority, the Corporation may accept the proxy's vote or other action as that of the shareholder making the appointment. If the proxy appointed fails to vote or otherwise act in accordance with the appointment, the shareholder is entitled to such legal or equitable relief as is appropriate in the circumstances.

2.8 Voting. Except as otherwise provided by the articles of incorporation, each shareholder shall be entitled to one (1) vote for each share of the Corporation entitled to vote thereat and registered in the name of such shareholder on the books of the Corporation on the referent record date. No holder of any class or series of shares of this Corporation shall have cumulative voting rights with respect to any matter voted upon by the holders of such shares.

When a quorum is present at any meeting of the shareholders, the vote of the holders of a majority of the shares having voting power which is present in person or represented by proxy shall, except as otherwise required by applicable law, the articles of incorporation, or these By-Laws, decide any question brought before such meeting.

2.9 Voting of Certain Shares. Shares standing in the name of another corporation, and entitled to vote may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such corporation may determine. Shares standing in the name of a deceased person, a minor or an incompetent and entitled to vote may be voted by such person's administrator, executor, guardian or conservator, as the case may be, either in person or by proxy. Shares standing in the name of a trustee, receiver or pledgee and entitled to vote may be voted by such trustee, receiver or pledgee either in person or by proxy as provided by applicable law.

2.10 Action Without Meeting. Unless otherwise provided in the articles of incorporation, any action required to be taken at any annual or special meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting and without a vote if a consent in writing, expressing the action so taken, shall be signed: if five
(5) days prior notice of the proposed action is given in writing to all of the shareholders entitled to vote with respect to the subject matter thereof, by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting; or, by all of the shareholders entitled to vote with respect to the subject matter thereof.

Prompt notice of the taking of Corporation action without a meeting by less than unanimous written consent shall be given in writing to those shareholders who have not consented in writing. If the action which is consented to is such as would have required the filing of a certificate under applicable law if such action had been voted on by the shareholders at a meeting thereof, the certificate filed shall state, in lieu of any statement required by applicable law, concerning any vote of shareholders, that written consent has been given in accordance with the provisions of this section and that written notice has been given as provided in this section.

                            ARTICLE III:  Directors
3.1 Number and Election. The number of directors of this Corporation shall be ten. The members of the Board of Directors shall be divided into three classes, each class to be as nearly equal in number as is possible.

The term of office of directors of the first class shall expire at the first annual meeting of shareholders after their election, that of the second class shall expire at the second annual meeting of shareholders after their election, and that of the third class shall expire at the third annual meeting of the shareholders after their election. At each annual meeting, the number of directors equal to the number of the class whose terms expire at the time of such meeting shall be elected to hold office until the third succeeding annual meeting of the shareholders.

Except for vacancies filled pursuant to Section 3.4 Vacancies, the directors shall be elected by the shareholders of the Corporation, and at each election the persons receiving the greatest number of votes, up to the number of directors then to be elected, shall be the persons then elected. The election of directors is subject to any provisions contained in the articles of incorporation relating thereto.

3.2 Resignations. Any director may resign at any time by giving written notice to the Board of Directors or to the President, provided that the party to whom such notice is given is other than the individual director giving the notice. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein. Unless otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective.

3.3 Removal. Except as otherwise provided in the following sentence, a director of the Corporation may be removed only for cause by the affirmative vote of a majority of the outstanding shares then entitled to vote at an election of directors. No director shall be removed at a meeting of shareholders unless the notice of such meeting shall state that a purpose of such meeting is to vote upon the removal of the director named in the notice, and only the named director may be removed at such meeting.

3.4 Vacancies. Except as otherwise provided in the articles of incorporation, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors or any other cause, may be filled by the vote of the majority of the remaining directors, although less than a quorum. Each director so chosen to fill a vacancy shall hold office until such director's successor shall have been elected and shall qualify or until such director shall resign or shall have been removed. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

3.5 Management of Affairs of Corporation. The property and business of the Corporation shall be managed by its Board of Directors, which may exercise any such power of the Corporation and do any such lawful act as are not by applicable law, the articles of incorporation or these By-Laws directed or required to be exercised or done by shareholders.

If the Corporation shall transact any business or enter into any contract with a director, or with any firm of which one or more of its directors are members, or with any trust, firm, corporation or association in which any director is a shareholder, director or officer or otherwise interested, the officers of the Corporation and directors in question shall be severally under the duty of disclosing all material facts as to their interest to the remaining directors promptly if and when such interested officers or such interested directors in question shall become advised of the circumstances.
In the case of continuing relationships in the normal course of business such disclosure shall be deemed effective, when once given, as to all transactions and contracts subsequently entered into.

3.6 Dividends and Reserves. Dividends upon shares may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property, in shares or otherwise in the form, and to the extent, permitted by applicable law. The Board of Directors may set apart, out of any funds of the Corporation available for dividends, a reserve or reserves for working capital or for any other lawful purpose, and also may abolish any such reserve in the manner in which it was created.

3.7 Regular Meetings. An annual meeting of the Board of Directors shall be held, without notice other than as provided in these By-Laws, immediately after, and at the same place as, the annual meeting of the shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Illinois, for the holding of additional regular meetings without notice other than such resolution.

3.8 Special Meetings. Special meetings of the Board of Directors may be called by the President and shall be called by the Secretary at the request of any two directors, to be held at such time and place, either within or without the State of Illinois, as shall be designated by the call.

3.9 Notice of Special Meetings. Except as otherwise prescribed by statute, written or actual oral notice of the time and place of each special meeting of the Board of Directors shall be given at least two (2) day prior to the time of holding the meeting. Any director may waive notice of any meeting.

3.10 Quorum. The presence of not less than a majority of the Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business. Except as otherwise provided by applicable law, the articles of incorporation or these By-Laws, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Unless otherwise provided by the articles of incorporation, any member of the Board of Directors or of any committee designated by the Board may participate in a meeting of the directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by means of such equipment shall constitute presence in person at such meeting.

3.11 Presumption of Assent.  Unless otherwise provided by applicable law, a director of the Corporation who is present at a meeting of the Board of
Directors at which action is taken on any corporate matter shall be presumed to have assented to the action taken unless such director's dissent shall be entered in the minutes of the meeting or unless such director shall file such director's written dissent to such action with the person acting as secretary
of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

3.12 Action Without Meeting. Except as otherwise provided by applicable law, the articles of incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if a written consent thereto, setting forth the action so taken, is signed by all members of the board or of such committee entitled to vote, as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

3.13 Presiding Officer. The presiding officer at any meeting of the Board of Directors shall be the President or, in such President's absence, any other director elected chairman by vote of a majority of the directors present at the meeting.

3.14 Executive Committee. The Board of Directors may, by resolution passed by a majority of the number of directors fixed by these By-Laws, designate two or more directors of the Corporation to constitute an executive committee. The executive committee shall, to the extent provided in the resolution and by applicable law, have and may exercise any power and authority of the Board of Directors in the management of the business and affairs of the Corporation.

3.15 Other Committees. The Board of Directors may, by resolution passed by a majority of the number of directors, designate such other committees as it may periodically determine. Any committee shall consist of such number of directors, shall serve for such term and shall have and may exercise, during intervals between meetings of the Board of Directors, such duties, functions and powers as the Board of Directors may periodically prescribe, except that a committee may not authorize distributions; approve or recommend to shareholders any act required by applicable law to be approved by shareholders; fill vacancies on the board or on any of its committees; elect or remove officers or fix the compensation of any member of the committee; adopt, amend or repeal these By-Laws; approve a plan of merger not requiring shareholder approval; authorize or approve reacquisition of shares, except according to a general formula or method prescribed by the Board of Directors; authorize or approve the issuance or sale, or contract for sale, of shares or determine the designation and relative rights, preferences and limitations of a series of shares, except that the board may direct a committee to fix the specific terms of the issuance or sale or contract for sale or the number of shares to be allocated to particular employees under an employee benefit plan; or amend, alter, repeal or take action inconsistent with any resolution or action of the Board of Directors when the resolution or action of the Board of Directors provides by its terms that it shall not be amended, altered or repealed by action of a committee.

3.16 Quorum and Manner of Acting - Committees. The presence of a majority of members of any committee shall constitute a quorum for the transaction of business at any meeting of such committee, and the act of a majority of those present shall be necessary for the taking of any action.

3.17 Committee Chairman, Books and Records. The Chairman of any committee shall be selected from among the members of the committee by the Board of Directors. Any committee shall keep a record of its acts and proceedings, and any action of each committee shall be reported to the Board of Directors at its next meeting. Any committee shall fix its own rules of procedure not inconsistent with applicable law, these By-Laws or the resolution of the Board of Directors designating such committee and shall meet at such times and places and upon such call or notice as shall be provided by such designation.

3.18 Fees and Compensation of Directors. The Board of Directors shall, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, have the authority to establish reasonable compensation of all directors for services to the Corporation as directors, including expenses incurred.

3.19 Reliance Upon Records. Each director of the Corporation, or member of any committee designated by the Board of Directors shall be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officials, by an independent certified public accountant, by an appraiser selected with reasonable care by the Board of Directors or by such committee, or in relying in good faith upon other records of the Corporation, including the records expressing or relating to the value and amount of assets, liabilities and profits of the Corporation or any other facts pertinent to the existence and amount of surplus or other funds from which dividends may properly be declared or paid or with which shares of the Corporation might lawfully be purchased or redeemed.

                             ARTICLE IV:  Notices

4.1 Manner of Notice. Whenever notice is required to be given to any shareholder, director or member of any committee designated by the Board of Directors, such notice may be given by any commercially acceptable means in writing or otherwise, including by depositing such notice in a sealed envelope, in the United States mail, postage prepaid, addressed to such addressee at the address of such addressee as it appears on the books of the Corporation or, in the case of a director, at such director's last known address. Notice shall be deemed to be given at the time when deposited in the United States mails or otherwise delivered to the commercially acceptable means of communication.

Except in the case of written shareholder notice, any notice requirement shall be deemed satisfied if actual notice is received by the person entitled thereto as far in advance of the event with respect to which notice is given as the minimum notice period required by applicable law or these By-Laws.

4.2 Waiver of Notice. Any notice requirement may be waived in writing signed by the person entitled to such notice, whether before, at or after the time stated therein. Except where a person attends a meeting for the purpose of objecting to such meeting, or for the purpose of objecting to the transaction of any business because such notice is not lawfully called or convened, attendance at a meeting by a person who is the subject of a notice requirement shall constitute a waiver of notice of such meeting.

Except as otherwise required by applicable law, the articles of incorporation or these By-Laws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, directors or committee of directors need be specified in any written waiver of notice.

                             ARTICLE V:  Officers

5.1 Office and Official Positions. The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary, a Treasurer, and such Assistant Secretaries, Assistant Treasurer, and other officers as the Board of Directors shall periodically determine to be appropriate.

Any two or more offices may be held by the same person. None of the officers need be a director, a shareholder of the Corporation or a resident of the State of Illinois. The Board of Directors may periodically establish, and abolish, official positions within the divisions into which the business and operations of the Corporation are divided and assign titles and duties to such positions. A person appointed to any official position within any division need not be an officer of the Corporation.

The Board of Directors may periodically appoint officers to official positions within a division and remove any person so appointed with or without cause. The authority incident to an official position within a division shall be limited to acts and transactions within the scope of the business and operations of such division.

5.2 Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors. Any officer shall hold office until the first to occur of the election of such officer's successor, or such officer's death, resignation or removal.

5.3 Removal and Resignation. Any officer may be removed, with or without cause, by a majority of the directors then in office at any regular or special meeting of the board.

Any officer may resign upon written notice to the Board of Directors, to the President or to the Secretary. Except as otherwise specified in such resignation, any resignation shall be effective on the date received and need not be accepted by the Corporation.

5.4 Vacancies. A vacancy in any office because of death , resignation, removal, or any other cause may be filled for the unexpired portion of the term by the Board of Directors.

5.5 President. The President shall be the chief executive officer of the Corporation and shall preside at all meetings of the shareholders, the Board of Directors or any committee of the Board if such President is a member.

The President shall have the overall supervision of the business of the Corporation and shall direct the affairs and policies of the Corporation, subject to such policies and directions as may periodically be promulgated by the Board of Directors. The President shall have authority to designate the duties and powers of other officers and delegate special powers and duties to specified officers, so long as such designation shall not be inconsistent with applicable law, the articles of incorporation, these By-Laws or action of the Board of Directors. The President may execute any deed, mortgage, bond, contract or other instrument of the Corporation except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors or by the President to some other officer or agent of the Corporation.
The President may sign with the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer, any certificate for shares, the issuance of which shall have been duly authorized by the Board of Directors, and shall vote, or give a proxy to any other person to vote, all shares of any other corporation standing in the name of the Corporation.

Subject to the limitations and satisfaction of the conditions expressed in the preceding paragraphs, the President shall have all powers and shall perform all duties which are incident to the chief executive office of a Corporation or as may periodically be prescribed by the Board of Directors.

5.6 Vice Presidents. Absent the President, the Vice Presidents in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice President designated by the Board of Directors or the President, shall perform all duties and shall have all powers of the President.

The Vice Presidents shall have such other powers and perform such other duties, not inconsistent with applicable law, the articles of incorporation, these By-Laws, or action of the Board of Directors, as may periodically be prescribed for them, respectively, by the Board of Directors or the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certificates for shares of the Corporation, the issuance of which shall have been duly authorized by the Board of Directors.

5.7  Secretary.  The Secretary shall:

(a) keep the minutes of the meetings of the shareholders, the Board of Directors and committees of directors, in one or more books provided for such purpose;

(b) see that all notices are fully given in accordance with the provisions of these By-Laws or as required by applicable law;

(c) have charge of the corporate records and of the seal of the Corporation;

(d) affix the seal of the Corporation or a facsimile thereof, or cause it to be affixed, to all certificates for shares prior to the issue thereof and to all documents the execution of which on behalf of the Corporation under its seal is duly authorized by the Board of Directors or otherwise in accordance with the provisions of these By-Laws;

(e) keep a register of the post office address of each shareholder, director and committee member which shall periodically be furnished to the Secretary by such shareholder, director or member;

(f) sign with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been duly authorized by resolution of the Board of Directors;

(g) have general charge of the stock transfer books of the Corporation; and

(h) perform all duties incident to the office of Secretary and such other duties as may periodically be assigned to the Secretary by the President or by the Board of Directors. The Secretary may delegate such details of the performance of duties of the Secretary's office as may be appropriate in the exercise of reasonable care to one or more persons, but shall not be relieved of responsibility for the performance of such duties.

5.8  Treasurer.  The Treasurer shall:

(a) be responsible to the Board of Directors for the receipt, custody and disbursements of all funds and securities of the Corporation;

(b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall from time to time be selected in accordance with the provisions of these By-Laws;

(c) disburse the funds of the Corporation as ordered by the Board of Directors or the President or as otherwise required in the conduct of the business of the Corporation;

(d) render to the President or Board of Directors, upon request, an account of all transactions as Treasurer and on the financial condition of the Corporation;

(e) perform all the duties incident to the office of Treasurer and such other duties as may periodically be assigned to the Treasurer by the President, by the Board of Directors or these By-Laws. The Treasurer may sign, with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been duly authorized by resolution of the Board of Directors. The Treasurer may delegate such details of the performance of duties of the Treasurer's office as may be appropriate in the exercise of reasonable care to one or more persons, but shall not be relieved of responsibility for the performance of such duties.

5.9 Assistant Treasurers and Assistant Secretaries. The Assistant Treasurers and Assistant Secretaries shall perform all functions and duties which the Secretary or Treasurer, as the case may be, may assign or delegate.

5.10 Salaries. The salaries of the officers shall be periodically determined by the Board of Directors or as it shall otherwise direct. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that such officer is also a director of the Corporation.

                            ARTICLE VI:  Divisions

6.1 Divisions of the Corporation. The Board of Directors may periodically establish such operating divisions of the Corporation as the Board of Directors periodically determines to be appropriate.

6.2 Official Positions Within a Division. Except as otherwise periodically provided by the Board of Directors, the President may appoint and remove, with or without cause, any individual as an officer within a division.

              ARTICLE VII:  Contracts, Loans, Checks and Deposits

7.1 Contracts and Other Instruments. The Board of Directors may periodically authorize any person to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, or of any division thereof and such authorization may be general or confined to specific instances.

7.2 Loans. No loan shall be contracted on behalf of the Corporation, or any division thereof, and no evidence of indebtedness shall be issued in the name of the Corporation, or any division thereof, unless authorized by a resolution of the Board of Directors and such authorization may be general or confined to specific instances.

7.3 Checks, Drafts. Any check, demand, draft or other order for the payment of money, note or other evidence of indebtedness issued in the name of the Corporation, or any division thereof, shall be signed by such person as the Board of Directors shall periodically designate.

7.4 Deposits. Any funds of the Corporation, or any division thereof, not otherwise employed shall be periodically deposited to the credit of the Corporation in such bank, trust company or other depository as the Board of Directors may periodically designate.

           ARTICLE VIII:  Certificates of Shares and Their Transfer

8.1 Certificates of Shares. The certificates of shares shall be in such form as may be periodically determined by the Board of Directors, shall be numbered and entered in the books of the Corporation as they are issued, and shall exhibit the holder's name and number of shares, that the Corporation is organized under the Illinois Business Corporation Act, and shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.

If any share certificate is signed by a transfer agent and a registrar, the signature of any officer of the Corporation may be facsimile. If any officer whose facsimile signature has been used on any certificate, and such officer shall cease to act in such capacity before such certificate is delivered by the Corporation, such certificate may nevertheless be delivered by the Corporation without regard to the cessation of such officer.

Any certificate surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued to evidence transferred shares until the former certificate shall have been surrendered.

8.2 Lost, Stolen or Destroyed Certificate. The Board of Directors may periodically promulgate procedures to be followed in connection with the issuance of new certificates in replacement of any certificate previously issued by the Corporation.

8.3 Transfers of Shares. Subject to the satisfaction of the conditions periodically expressed by the Board of Directors, upon the surrender of a certificate representing shares of the Corporation, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of shares shall be made only on the books of the Corporation by the registered holder thereof or by its attorney or successor duly authorized as evidenced by documents filed with the Secretary or transfer agent of the Corporation. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes.

8.4  Restrictions on Transfer.  Subject to such conditions and limitations as
the Board of Directors may periodically promulgate, and except as otherwise provided by any applicable law, the articles of incorporation or these By-
Laws, any shareholder or the Corporation may enter into any agreement restricting the transferability of any shares of the Corporation, granting put, call, or other rights or responsibilities with respect to such shares on such terms and conditions as are equally applicable to any other shareholder of the Corporation.  Any restriction on the transferability of any shares may be expressed on the certificate representing such shares.

8.5 No Fractional Share Certificates. Certificates shall not be issued representing any fractional share.

8.6 Fixing Record Date. The Board of Directors may fix in advance a date, not exceeding sixty (60) days, nor less than ten (10) days, preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall be effective, or a date in connection with obtaining any consent, as a record date for the termination of the shareholders entitled to notice of, and to vote at, any such meeting, or adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of shares, or to give such consent, and in such case such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any such record date.

8.7 Shareholders of Record. Except as otherwise required by applicable law, the Corporation may treat the holder of record of any share as the holder in fact thereof.

                        ARTICLE IX:  General Provisions

9.1 Fiscal Year. The fiscal year of the Corporation shall begin on January 1 and shall end on December 31.

9.2 Seal. The Board of Directors may provide a corporate seal which shall have inscribed thereon the name of the Corporation, and the words "CORPORATE SEAL" and "Illinois;" and it shall otherwise be in the form approved by the Board of Directors. The seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or otherwise reproduced.

                          ARTICLE X:  Indemnification

10.1 Third Party Action. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation or with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.

10.2 Corporation Action. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the Corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

10.3 Fees. To the extent that a director, officer, employee or agent of the Corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in Sections 10.1 Third Party Action or 10.2 Corporation Action, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection therewith.

10.4 Conditions Precedent. Any indemnification under Sections 10.1 Third Party Action or 10.2 Corporation Action, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case, upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct expressed in Sections 10.1 Third Party Action or 10.2 Corporation Action. Such determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or if such quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

10.5 Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the board of directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation as authorized in this Article.

10.6 Non-Exclusivity. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, the articles of incorporation, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

10.7 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this section.

10.8 Reporting. If the Corporation has paid indemnity or has advanced expenses to a director, officer, employee or agent, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders meeting.

10.9 Definitions. For purposes of this Article, references to "the Corporation" or "this Corporation" shall include, in addition to any surviving corporation, any merging corporation (including any corporation having merged with a merging corporation) absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who was a director, officer, employee or agent of such merging corporation, or was serving at the request of such merging corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprises, shall stand in the same position under the provisions of this Article with respect to the surviving corporation as such person would have with respect to such merging corporation if its separate existence had continued.

For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the Corporation" as referred to in this Article.

                            ARTICLE XI:  Amendments

These By-Laws may be made, altered, amended or repealed by the shareholders or the Board of Directors. Any By-Law made, altered, amended or repealed by the shareholders may be altered, amended or repealed by the Board of Directors, or by the shareholders.